Exhibit 99.1

Creatd, Inc. Announces $4 Million Above-Market Expansion Plan Financing

•	Private placement priced at $2.00, 82% above Friday's market close.
•	Proceeds to be allocated toward the execution of the Company's previously-announced expansion plan.
•	Financing arranged by management and a number of long-term investors of the Company without the use of any Placement Agent.

NEW YORK, May 31, 2022 /PRNewswire/ -- Creatd, Inc. (Nasdaq CM: CRTD) ("Creatd" or the "Company"), today announced that it has entered into definitive agreements with institutional investors for a private placement with an aggregate principal amount of $4 million (the "Private Placement"). Pursuant to the Private Placement, the Company agrees to sell and issue original issue discount convertible debentures and warrants to purchase shares of common stock. The debentures will be issued with a 10% original issue discount, resulting in gross proceeds of approximately $3.6 million, have a term of six months, subject to extension by six months at the Company's option, and are convertible into shares of the Company's common stock at a conversion price of $2.00 per share. Pursuant to the Private Placement, Creatd will also issue 2,000,000 Series C warrants to purchase shares of common stock with an initial exercise price of $3.00 per share, and 2,000,000 Series D warrants to purchase shares of common stock with an initial exercise price of $6.00 per share. The Series C warrants and Series D warrants will be exercisable six months following issuance and have a term of exercise equal to five and one-half years following the date of issuance. The conversion price of such debentures and the exercise price of the Series C warrants and Series D warrants are subject to adjustment upon the occurrence of certain events.

The conversion price of $2.00, as well as the exercise price of the aforementioned warrants, equal the price and exercise price of the securities included in a unit pursuant to the Company's recently-announced Rights Offering, filed with the Securities and Exchange Commission (SEC) on May 27, 2022.

The Private Placement is expected to close on or about May 31, 2022, subject to the satisfaction of customary closing conditions.

Commented Creatd's Executive Chairman Jeremy Frommer, "Creatd has the unique opportunity to jumpstart the expansion plan that I previously discussed in a recent letter to shareholders and illustrated in the Company's most recent investor deck. With all of Creatd's core businesses beginning to show monthly recurring revenue growth and flattening operational expenses, we are advancing toward our objective of reaching breakeven EBITDA. In addition to Creatd's current businesses firing on all cylinders, the market is ripe for savvy acquirers like Creatd, with our proprietary technology plan and a shared-resource business model."

The securities issued in this offering will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. Pursuant to a registration rights agreement, Creatd has agreed to file a registration statement with the SEC to register for re-sale the shares of common stock underlying the debentures and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About Creatd, Inc.

Creatd, Inc. (Nasdaq CM: CRTD) is a creator-first technology holding company and the parent company of the Vocal platform. Our mission is to empower creators, entrepreneurs, and brands through technology and partnership. We accomplish this through Creatd's four business pillars: Creatd Labs, Creatd Partners, Creatd Ventures, and Creatd Studios.

Creatd: https://creatd.com;

Creatd IR: https://investors.creatd.com;

Vocal Platform: https://vocal.media;

Investor Relations Contact: ir@creatd.com

Forward-Looking Statements

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